1 Q2 2026 A H R e a lty T ru st

2 Forward-looking Statements The Company makes statements in this presentation that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and, as such, may involve known and unknown risks and uncertainties, and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, financing activities, as well as acquisitions, dispositions, and the Company’s financial outlook, guidance, and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time. The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

No Near-Term Rollover 0.8% ABR expiring 2026 | xx in 2027 | 7.5 yr office / 5.5 yr retail WALT Growth Locked In +8.7% / +21.6% cash spreads | 2.5–3.75% same- store NOI guide High, Covered Yield 8.6% dividend yield | AFFO-covered | Cash flow positive De-Risked Balance Sheet 7.1x leverage (from 8.3x), will be 6.2x post transformation| | 100% fixed/hedged | BBB Value Opportunity Low FFO multiple | High implied cap rate | Meaningful discount to NAV (see page 20 for NAV details) AHRT Advantage AH Realty Trust is a pure-play, high-quality retail and mixed-use office REIT focused on identifying and realizing dominant market competitive advantages throughout the Sunbelt, mid-Atlantic and Southeast. Our company is primarily comprised of and focused on open-air shopping centers and mixed-use ecosystems within our markets. 3

4 Positioned For Sustainable Shareholder Value Creation Simplified, More Focused REIT Platform • High-quality open-air retail & mixed-use office portfolio • Curated, high-traffic assets in strong secondary and tertiary markets with strong demand drivers throughout the Mid-Atlantic, Southeast and Sunbelt • Reduced complexity and improved transparency Embedded NOI Growth • Embedded mark-to-market opportunity driven by positive leasing spreads, continued occupancy gains, contractual rent commencements, and identified lease-up across the portfolio Clear Deleveraging Path • Targeting leverage reduction from ~8.3x to 5.5x–6.5x range post transformation from 1Q26 levels Disciplined Capital Allocation • Capital recycling strategy alongside opportunistic share repurchases • YTD share repurchase of 5.6M shares at a weighted average price of $5.92 through June 30, 2026

2Q26 Results

$485M Multifamily Portfolio Sale First Closing Gross Sales Proceeds	**$0.14** Second Quarter FFO, As Adjusted Per Diluted Share	**$0.18** Second Quarter AFFO Per Diluted Share
$353M Second Quarter Net Variable-Rate Debt Paydowns[(1)]	**8.7%** Second Quarter Retail Renewal Lease Spread, Cash	**21.6%** Second Quarter Office Renewal Lease Spread, Cash
7.1x 2Q26 Net Debt/Total Adjusted EDITDAre	**+2.9%** Retail Same Store NOI, Cash Increase 2Q26 vs 2Q25	**+8.3%** Office Same Store NOI, Cash Increase 2Q26 vs 2Q25

AS OF JUNE 30, 2026


TARGET
PHARMACY
STOP

5

6 Financial Discipline Reset dividend to sustainable level (March 2025) Completed first private placement (July 2025) G&A alignment with current business model Initiated strategy to reduce leverage; on track to achieve target range of 5.5x-6.5x post transformation Disposing of nonrecurring income streams Disciplined investment approach Appointed Shawn Tibbetts as CEO and Chairman – unified direction and enhanced efficiency as the Company advances long-term strategic plan Appointed four independent directors over the past three years, including two nominees elected at the 2026 Annual Meeting; two legacy board members did not stand for reelection at the 2026 Annual Meeting. Executive team with cross-industry expertise spanning finance, operations, logistics, and infrastructure. Leadership & Governance Transforming AHRT Into a More Focused, Resilient REIT

7 With Significant Progress to Date Exit of Multifamily Portfolio • Sold 9 assets to Harbor Group International for $485M - Closing completed May 20, 2026 • 2 remaining assets under contract for $77M - Closing expected end of 2026 and mid-2027 • Approximately $562M of total proceeds generated, excluding The Everly and Gainesville II which are now under PSA for an aggregate gross purchase price of $95.5M • Proceeds primarily deployed toward debt reduction, significantly improving leverage (to 7.1x for the second quarter of 2026) and liquidity Exit General Contracting • Completed divestiture of construction management business • Eliminated fee-based earnings volatility, reduced execution risk and project-related variability, increasing earnings predictability Exit of Real Estate Financing (REF) Platform • Executing disposition of 4 remaining investments • Completed sales of Peachtree and North Creek ($63.8M proceeds) • JV partner completed sale of Allure at Edinburgh ($17.2M realized by AHRT) • Kennesaw asset actively being marketed Governance Enhancements Advanced proactive board refreshment process to align governance with the Company’s strategic transformation • Theodore Bigman and Lori Wittman elected as new independent directors; both brings deep expertise in real estate, capital markets, and capital allocation • Dennis Gartman and George Allen retired from the Board following the 2026 Annual Meeting Company Rebrand • Launched AH Realty Trust • New corporate identity reflects the fundamental restructuring and repositioning of the business • Reinforces a simplified strategy, focused portfolio, and long-term value creation objectives

8 Simplifying and Refocusing The Portfolio Simplifying and focusing on the portfolio • Exiting remaining multifamily portfolio • Concentrating on high- quality retail and office assets, providing more predictable cash flow and increased operational efficiency  Clear capital allocation framework • Prioritizing risk- adjusted returns and predictable cash flow • Decisions driven by underwriting discipline and market realities Comparative Income Streams Composition Retail NOI Office NOI Multifamily NOI GCRES Gross Profit Real Estate Financing Gross Profit Other NOI(1) (1) Other NOI includes NOI from Smith's Landing and NOI from parking.

9 High-quality Portfolio Positioned For Sustainable Growth AS OF JUNE 30, 2026 108K New & renewed retail sf in 2Q26 90.9% Retail economic occupancy 95.1% Retail leased occupancy 56K New & renewed office sf in 2Q26 90.5% Office economic occupancy 96.7% Office leased occupancy Stabilized properties only.

10 Favorable Lease Terms With Significant Mark To Market Opportunity AS OF JUNE 30, 2026 7.5 OFFICE WEIGHTED AVERAGE LEASE TERM (YRS) RETAIL WEIGHTED AVERAGE LEASE TERM (YRS) 5.5 Weighted Average Lease Term Remaining (Years)

11 43 Number of Retail Properties(2) 3.9M Net Rentable Square Footage Retail Properties(2) RETAIL PORTFOLIO AS OF JUNE 30, 2026 (1) Retail classifications are reflective of ICSC’s U.S Shopping-Centers Classifications, with the exception of Street Retail. Street Retail includes One City Center. (2) Includes stabilized and unstabilized properties. Excludes 5 retail properties sold on May 20, 2026. (3) Mixed-Use Retail is primarily classified as Lifestyle Center, with the exception of One City Center. Percentage of NOI by Retail Classification (1)

12 OFFICE PORTFOLIO AS OF JUNE 30, 2026 14 Number of Office Properties(2) 2.4M Net Rentable Square Footage Office Properties(2) Mixed Use vs. Non-Mixed Use by ABR(1) HIGHLY DIFFERENTIATED OFFICE ASSETS IN GROWTH MARKETS • Materially concentrated within mixed-use settings • Benefit from integrated retail, residential, and experiential components — driving consistently high occupancy levels • Roster of high credit tenants (1) Mixed-Use consists of Town Center of Virginia Beach, Harbor Point – Baltimore Waterfront, One City Center, The Interlock, and Southern Post (2) Includes stabilized and unstabilized properties.

13 Total Portfolio ABR* 3.0M SF Commercial space in mixed-use portfolio 2.2M SF Of class a premier office space 0.8M SF Of premier retail space Adjacent Multifamily Strategically located in core submarkets Average walk score of 90 Mixed-Use Retail 25% Mixed-Use Office 75% * Stabilized properties only. ** Mixed-Use consists of Town Center of Virginia Beach, Harbor Point – Baltimore Waterfront, One City Center, and The Interlock. MIXED - USE AS OF JUNE 30, 2026

14 Diversified, Investment Grade(1) Tenant Base Strategic approach supports durable demand and consistently strong occupancy • Financial Services Hubs at Harbor Point and Town Center • Innovation-Driven Technology Tenants Leveraging Georgia Tech Adjacency (The Interlock) • Established Legal and Professional Services Firms • Broad Base of Institutional Corporate Users • Grocery-Anchored Retail Driving Daily Traffic and Footfall Tenants by ABR As of June 30, 2026 (1) Investment Grade per management judgment or public sources. (2) Reflects T. Rowe Price at 50% ABR to account for AHRT JV Ownership %.

15 BBB Credit rating Optimizing Balance Sheet To Enhance Flexibility Targeted Deleveraging • Reducing leverage to target range of 5.5x- 6.5x using proceeds from asset dispositions • Improving financial flexibility and strengthens the company’s risk profile Enhanced Financial Resilience • Strengthened balance sheet positions the company to weather market cycles • Supports future strategic opportunities with available capital LONG-TERM TARGET: 5.5x - 6.5x Net Debt / Total Adjusted EBITDAre 4.3% Portfolio wtd. Avg. Interest rate 7.1x Net debt/total adj. EBITDAre 8.3x Net debt + preferred / total adj. EBITDAre 100% Fixed or hedged AS OF JUNE 30, 2026

16 Deleveraging • Lowered leverage from ~8.3x in 1Q26 to 7.1x in 2Q26 – on track to achieve targeted leverage ratio of 5.5x–6.5x • $460.5 million of proceeds from sale of nine multifamily properties used to paydown debt Share repurchases • Increased share repurchase authorization to $100 million • Repurchased approximately 5.6 million shares representing more than 5% of the common equity YTD through June 30, 2026 Dividend • Reset to sustainable level fully covered by core property operating cash flow Executing Disciplined Capital Allocation Strategy

17 2026 Revised Outlook Continued Operations LOW HIGH RETAIL NOI $69.3M $70.8M OFFICE NOI $59.1M $60.6M EQUITY METHOD INVESTMENT ("EMI") PROPERTY INCOME(1) $3.4M $3.9M ACQUISITION NOI $0.0M $0.0M TOTAL COMMERCIAL NOI $131.8M $135.3M G&A EXPENSES -$20.0M -$19.0M INTEREST EXPENSE -$57.2M -$54.2M OTHER NOI(2) $8.9M $9.9M PREFERRED STOCK DIVIDENDS -$11.5M -$11.5M FUNDS FROM OPERATIONS AS ADJUSTED ("FFO, AS ADJUSTED")(3) $52.3M $56.3M FFO, AS ADJUSTED PER DILUTED SHARE $0.53 $0.57 (1) Includes T. Rowe Price Global HQ. EMI property income is reflected as the property's NOI less interest expense, multiplied by the Company's ownership percentage (50%). (2) Other NOI includes NOI from Smith's Landing and NOI from parking. (3) Refer to our Supplemental Financial Package for a reconciliation of FFO, as defined by Nareit, to FFO, As Adjusted. FFO, As Adjusted is a forward-looking, non- GAAP measure that presents the Company's projected FFO as adjusted for certain items that the Company believes are not indicative of its ongoing operating performance, including: (i) estimated income and expenses associated with assets held for sale or under LOI; and (ii) estimates of certain non-recurring transaction costs. The Company presents FFO, As Adjusted to provide investors with a supplemental measure of the Company's anticipated operating performance following the completion of its announced strategic initiatives, but investors are cautioned against placing undue reliance on the Company's presentation of FFO, As Adjusted.

18 2Q26 Revised Outlook & Assumptions • Raised 2026 Same-Store NOI Cash growth ranges: • Retail 2.50% - 3.50% • Office 2.75% - 3.75% • Disposition of the Multifamily Portfolio, with the exception of Smith's Landing (1) • Exit of the remaining Real Estate Financing Portfolio (2) • Remaining Secured Debt Paydowns of ~$57M with proceeds from the remaining 2026 expected dispositions of The Everly and Greenside • Remaining Net Unsecured Debt Paydowns of ~$100M in 2026 (3) • Includes Share Repurchases of 5.6M shares for $33.2M through June 30, 2026 • No Acquisitions in 2026 (1) Refer to slide 31, Discontinued Operations, for management’s expectations on timing of remaining multifamily dispositions. (2) Refer to slide 32 for management’s expectations on timing of remaining real estate financing dispositions. (3) Assumed debt paydowns with expected proceeds from the sale of remaining Multifamily and Real Estate Financing assets under PSA or being actively marketed based on valuations underwritten by commercial brokerages. Also includes the impact of expected borrowings on the Company's line of credit. The Company can provide no assurances that the proceeds ultimately received by the Company will not be different than anticipated, and such difference could be material. Does not include any dispositions expected to take place in 2027.

19 Appendix

Net Asset Value Component Data

As of June 30, 2026

$ AND SHARES/UNITS IN THOUSANDS

STABILIZED PORTFOLIO NOI (CASH)[1]	Three Months Ended 6/30/2026	Annualized
Retail		
Stabilized Retail NOI, Cash[2]	$16,871	$67,484
Signed Not Yet Occupied or in Free Rent Period, Retail	446	1,784
Adjusted Stabilized Retail NOI, Cash	**$17,202**	**$68,808**
Office		
Stabilized Office NOI, Cash[2]	$16,929	$67,716
Signed Not Yet Occupied or in Free Rent Period, Office	1,294	5,176
Adjusted Stabilized Office NOI, Cash	**$18,225**	**$72,900**
Other NOI, Cash	$1,879	$7,516

NON-STABILIZED PORTFOLIO	As of 6/30/2026
Properties in Lease Up at Cost[3]	$81,376

ASSETS OF DISCONTINUED OPERATIONS	As of 6/30/2026
Real Estate Assets under PSA[4]	$77,000
Multifamily Assets HFS at Net Book Value[4]	92,042
Real Estate Financing Investments at Book Value[5]	14,380
	$183,422

NON-PROPERTY ASSETS	As of 6/30/2026
Cash and Restricted Cash	$8,155
Accounts Receivable, Net	3,050
Notes Receivable[5]	9,329
Other Assets	7,281
Total Non-Property Assets	**$27,815**

LIABILITIES	As of 6/30/2026
Mortgages and Notes Payable	$1,037,086
Mortgages, JV Pro Rata Share	81,300
Total Debt, including JV Pro Rata Share	**$1,118,386**
Accounts Payable and Accrued Liabilities, Non-Property	9,836
Other Liabilities, Non-Property	6,083
Total Liabilities	**$1,134,305**

PREFERRED EQUITY	Liquidation Value
Series A Cumulative Redeemable Perpetual Preferred Stock	$171,085

	As of 6/30/2026
Total Common Shares Outstanding	74,594
Total Units Outstanding	24,839
Total Common Shares and Units Outstanding	**99,433**

(1) Excludes $1.0M of expenses associated with the Company's in-house asset management division for the three months ended June 30, 2026.

(2) Includes $2.7M and less than $(0.1)M of AHRT's JV Pro Rata Share of Cash NOI for T. Rowe Price Global HQ for Office and Retail, respectively.

(3) Refer to slide 36 for the make-up of Non-Stabilized properties.

(4) Refer to slide 31 for a break-out of real estate assets sold and under PSA. The Company entered into a PSA with respect to The Everly and Solis Gainesville II on July 17, 2026.

(5) Excludes allowance for current expected credit losses

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21 Redevelopment Property Description Town Center of Virginia Beach Option for future expansion and activation on undeveloped lots The Interlock Expansion and densification of existing undeveloped green space Columbus Village II Redevelopment of +/- 4 acres for alternate commercial or residential use Harrisonburg Regal Redevelopment for alternate commercial or residential use; outparcel development potential Red Mill Commons Outparcel creation and development in the existing parking field Southgate Square Right-size existing tenants to accommodate backfill demand Fountain Plaza Conversion of 2nd floor retail into alternate commercial uses South Square Outparcel creation opportunity on the hard corner Pembroke Square Conversion of existing office space for commercial retail use Pembroke Square Outparcel creation and development in the existing parking field Providence Plaza Densification of surface parking and optimization of the day/night use of the structured parking deck Broad Creek Shopping Center Outparcel creation and development in the existing parking field Opportunities(1) (1) Assumptions regarding future opportunities are subject to change.

22 Mixed-Use Community Southern Post • New mixed-use project, diverse income stream • High barrier to entry • Outdoor spaces • Amenitized walkable environment LOCATION Roswell, Georgia PROPERTY SQUARE FOOTAGE 94K SF of office anchored by Vestis 42K SF of retail LEASED OCCUPANCY 93.0% Retail 96.0% Office ECONOMIC OCCUPANCY 79.9% Retail 44.9% Office Adjacent Multifamily

Mixed-Use Community Southern Post FOOT TRAFFIC DWELL & DURATION BEHAVIOR PATTERNS ~406K Annual Visits ~160K Annual Unique Visitors 2.6x Annual Visit Frequency 84%(1) YoY Growth 81 mins (~ 1.4 hours) Avg. Dwell Time 70 mins Median Stay Rapid growth indicates strong early traction Repeat visitation (2.6x) shows emerging loyalty ~81 min dwell supports quick, purpose-driven trips Affluent trade area drives premium spending potential (1) YoY: For the period July 1, 2025 to June 30, 2026 compared to July 1, 2024 to June 30, 2025. 23

24 Mixed-Use Community The Interlock • An unparalleled destination for entertainment, dining, shopping and more • Located in the West Midtown neighborhood • Amenitized walkable environment LOCATION Atlanta, Georgia Nine-acre development featuring 200k square feet of office and 105k square feet of retail Partnership with Georgia Tech Private membership club, Retreat at The Gathering Spot 161-room Bellyard, a Tribute Portfolio Hotel Adjacent Townhomes

25 Mixed-Use Community The Interlock FOOT TRAFFIC DWELL & DURATION BEHAVIOR PATTERNS ~860K Annual Visits ~450K Annual Unique Visitors 2x Annual Visit Frequency 21%(1) YoY Growth 3.5%(2) 2-Year Growth 170 mins (~2.8 hours) Avg. Dwell Time 103 mins Median Stay High Engagement Destination Moderate Repeat visitation (2x) shows emerging loyalty Experience-Led Visitation Affluent Urban Professional Core (1) YoY: For the period July 1, 2025 to June 30, 2026 compared to July 1, 2024 to June 30, 2025. (2) 2 Year Growth: For the period July 1, 2025 to June 30, 2026 compared to July 1, 2023 to June 30, 2024.

26 Mixed-Use Community Town Center of Virginia Beach LOCATION Virginia Beach, Virginia PROPERTY SQUARE FOOTAGE 804K SF of office 641K SF of retail Integrated Mixed-Use Setting with Adjacent Multifamily 2 Additionals Parcels for Development/Redevelopment

27 Mixed-Use Community Town Center of Virginia Beach FOOT TRAFFIC DWELL & DURATION BEHAVIOR PATTERNS 7.1M Annual Visits 1.7M Annual Unique Visitors 4.2x Annual Visit Frequency 8.4%(1) YoY Growth 7%(2) 2-Year Growth 79 mins (~1.3 hours) Avg. Dwell Time 53 mins Median Stay High-Frequency, Routine-Driven Visitation Shorter, Purposeful Trips Strong Local Dependence Errand + Convenience Behavior High Traffic, Broad Appeal Diverse, Mid-to-Upper Income Customer Base (1) YoY: For the period July 1, 2025 to June 30, 2026 compared to July 1, 2024 to June 30, 2025. (2) 2 Year Growth: For the period July 1, 2025 to June 30, 2026 compared to July 1, 2023 to June 30, 2024.

Virginia Beach Market Review

Key Industries & Growth Sectors

- Defense
- Advanced Manufacturing
- Healthcare
- Distribution & Logistics
- Education
- Business & Administrative Services

Market Commentary

STABLE, RECESSION RESISTANT ECONOMY

- World's largest naval base and largest collection of military installations of any MSA in the US
- The Port of Virginia: One of the most active in the U.S.
- Healthcare and Education: 33 universities, colleges, and trade schools plus 22 hospitals
- Tourism: Over 4M annual visitors to Virginia Beach
- Landing site of the world's fastest transoceanic fiber cables with connections to South America and Europe
- Over 38 miles of beaches
- Improved 15 places in ULI's annual survey of U.S. Markets to Watch (from 65th in 2022 to 50th in 2023)
- 10 miles from both the Virginia Beach Oceanfront and Norfolk

STABLE, RECESSION RESISTANT ECONOMY

- Main & Main: Serves as the center of the MSA
- Tremendous growth opportunity to fill the void of the urban core
- 20+ years and ongoing public-private partnership with the city
- Full office occupancy with no plans for downsizing
- Employers in the region want to be here
- Provides on-site and walkable retail, dining, and entertainment options

QUICK FACTS

2nd	Largest MSA in Virginia
12th	Largest MSA on East Coast
6%	Population growth since 2010
1.8M	MSA population (37th most populous MSA in U.S.)
$79K	Median household income
3.0%	Unemployment

Notable Employers

DOLLAR TREE · THE PORT OF VIRGINIA · HII · Department of Defense · SENTARA · FERGUSON · Smithfield · Old Dominion

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29 Mixed-Use Community Harbor Point AHRT OWNED 1 - Thames Street Wharf 263,000 Office SF 3 - Wills Wharf 328,000 Office SF 4 - Constellation Energy Building(1) 444,000 Office SF 39,000 Retail SF 6 - T. Rowe Price Global HQ(2) 550,000 Office SF 20,000 Retail SF MULTIFAMILY ADJACENT 2 - 1405 Point 289 MF Units 18,632 Retail(3) 4 - 1305 Dock Street 103 MF Units 5 - Allied | Harbor Point 312 MF Units 20,000 Retail(3) (1) Represents 100% of the property of which the company owns 90% economic interest. (2) AHRT owns 50% of the property. (3) 1405 Point Retail & Allied Retail were sold on May 20, 2026. AHRT retained ownership of Allied's garage which includes 1,246 parking spaces. LOCATION Baltimore, Maryland

30 Mixed-Use Community Harbor Point FOOT TRAFFIC DWELL & DURATION BEHAVIOR PATTERNS ~724K Annual Visits ~270K Annual Unique Visitors 2.7x Annual Visit Frequency 8%(1) YOY Growth 12%(2) 2-Year Growth 154 mins (~2.6 hours) Avg. Dwell Time 59 mins Median Stay Strong evening usage in addition to midday office traffic Activity aligned with mixed-use environment 30 (1) YoY: For the period July 1, 2025 to June 30, 2026 compared to July 1, 2024 to June 30, 2025. (2) 2 Year Growth: For the period July 1, 2025 to June 30, 2026 compared to July 1, 2023 to June 30, 2024.

31 Baltimore Market Review Key Industries & Growth Sectors 7th Largest MSA on the East Coast 2.8M MSA population, 28th highest 7% Population growth over last 10 years 29th Most populous city in the U.S. $94K Average household income 3.7% Unemployment QUICK FACTS The New “Main & Main” – That Cannot Be Outflanked • Last developable waterfront site • Strategically and centrally located • Walking distance to Harbor East, Fell’s Point, Inner Harbor, and Federal Hill • Corporate relocations from the CBD (Light & Pratt) • Unparalleled amenities - The newest, livable, walkable, urban destination • Opportunity as a result of 20-year, ongoing relationship with Beatty Development Group • Originated from Armada Hoffler’s construction arm then evolved and transitioned into a true partnership • Public-private partnership with the City of Baltimore 9 other colleges and universities Education Business and Administrative Services

Discontinued Operations

Multifamily Dispositions					
Property	Location	Units	Sold	Under PSA	Expected Disposition Period
Encore Apartments	Virginia Beach, VA	286	X		2Q26
Premier Apartments	Virginia Beach, VA	131		X	2Q27
The Cosmopolitan	Virginia Beach, VA	342	X		2Q26
1305 Dock Street	Baltimore, MD	103	X		2Q26
1405 Point Street	Baltimore, MD	289	X		2Q26
Allied Apartments	Baltimore, MD	312	X		2Q26
Chandler Residences	Roswell, GA	137	X		2Q26
Chronicle Mill	Belmont, NC	238	X		2Q26
The Everly(1)	Gainesville, GA	223		X	3Q26
Solis Gainesville II(1)	Gainesville, GA	184		X	3Q26
Greenside Apartments	Charlotte, NC	225		X	4Q26
Liberty Apartments	Newport News, VA	199	X		2Q26
The Edison	Richmond, VA	174	X		2Q26

Commercial Properties Included In Multifamily Sale					
Property	Location	Net Rentable SF	Sold	Under PSA	Expected Disposition Period
Point Street Retail	Baltimore, MD	18,632	X		2Q26
Allied Retail	Baltimore, MD	12,700	X		2Q26
Chronicle Mill Retail	Belmont, NC	11,530	X		2Q26
Chronicle Mill Office	Belmont, NC	5,932	X		2Q26
Liberty Retail	Newport News, VA	25,461	X		2Q26
The Edison Retail	Richmond, VA	20,196	X		2Q26

(1) The Company entered into a PSA with respect to The Everly and Solis Gainesville II on July 17, 2026.

32

Discontinued Operations, Cont.

Real Estate Financing

Project	Location	Multifamily Units	Sold	Held for Sale	Expected Exit Period
The Allure at Edinburgh	Chesapeake, VA	280	X		2Q26
Solis Kennesaw	Kennesaw, GA	239		X	4Q26 - 1Q27
Solis Peachtree Corners	Peachtree Corners, GA	249	X		1Q26
Solis North Creek	Charlotte, NC	303	X		1Q26

General Contracting & Real Estate Services

The General Contracting & Real Estate Services business was sold on April 30, 2026, for economic consideration of $2.4 million.

33

As of June 30, 2026

Property Portfolio

Retail Properties - Stabilized	Location	Year Built/Redeveloped	Net Rentable SF	Leased Occupancy	Economic Occupancy	ABR	ABR per Occupied SF	Major Tenant(s)
Town Center of Virginia Beach								
249 Central Park Retail	Virginia Beach, VA	2004	35,161	100.0 %	100.0 %	$1,303,634	$37.08	The Cheesecake Factory, Brooks Brothers, Keagan's, Three Notch'd Brewing Company
4525 Main Street Retail	Virginia Beach, VA	2014	26,328	62.0 %	62.0 %	453,633	27.79	Anthropologie, Tupelo Honey
4621 Columbus Retail	Virginia Beach, VA	2020	84,000	100.0 %	100.0 %	1,339,800	15.95	Apex Entertainment
Columbus Village	Virginia Beach, VA	1996/2020/2025	154,268	100.0 %	95.7 %	3,750,551	24.37	Trader Joe's, Shake Shack, CAVA, Ulta, Five Below, Golf Galaxy, Barnes & Noble, David's Bridal, Regal Cinemas
Commerce Street Retail	Virginia Beach, VA	2008	19,173	100.0 %	100.0 %	900,193	46.95	Yard House
Fountain Plaza Retail	Virginia Beach, VA	2004	35,991	81.0 %	76.9 %	1,044,672	35.71	Ruth's Chris, Bravo!, Nando's
Pembroke Square	Virginia Beach, VA	2015	124,181	100.0 %	100.0 %	2,206,087	17.77	Target (S), REI (S), Fresh Market, Nordstrom Rack, DSW, Decisions
Premier Retail	Virginia Beach, VA	2018	39,015	100.0 %	99.8 %	1,370,738	35.20	Pottery Barn, Williams Sonoma, J. Jill, Cantina Laredo, TASTE
South Retail	Virginia Beach, VA	2002	38,515	85.0 %	84.9 %	1,065,270	32.56	lululemon, free people, Madewell, CPK
Studio 56 Retail	Virginia Beach, VA	2007	11,594	100.0 %	24.9 %	415,639	35.85	Legal Sea Foods (dark)
The Cosmopolitan Retail	Virginia Beach, VA	2020	41,872	96.0 %	82.9 %	1,258,064	31.17	Lego, Abercrombie & Fitch, Solidcore, Bluemercury, South Moon Under
Two Columbus Retail	Virginia Beach, VA	2009	13,752	100.0 %	100.0 %	532,919	38.75	Fidelity Investments, Lenscrafters, Muse Paintbar
West Retail	Virginia Beach, VA	2002	17,558	93.0 %	83.2 %	552,844	33.88	PF Changs, The Men's Wearhouse
Harbor Point - Baltimore Waterfront								
Constellation Retail(1)	Baltimore, MD	2016	38,464	48.0 %	45.1 %	$696,217	$37.81	honeygrow
Grocery Anchored								
Broad Creek Shopping Center(2)(3)	Norfolk, VA	2001	121,504	90.0 %	89.6 %	$2,234,758	$20.53	Target (S), Home Depot (S), Food Lion, PetSmart, Chick-fil-A
Broadmoor Plaza	South Bend, IN	1980	115,059	84.0 %	83.8 %	1,137,217	11.79	Kroger, Staples
Brooks Crossing Retail(1)(4)	Newport News, VA	2016	18,349	91.0 %	91.3 %	256,579	15.31	Piggly Wiggly (S)
Delray Beach Plaza(3)	Delray Beach, FL	2021	87,207	100.0 %	90.7 %	3,110,335	35.67	Whole Foods, First Watch, Pet Supplies Plus, Pollo Tropical
Greenbrier Square	Chesapeake, VA	2017	260,625	100.0 %	100.0 %	2,635,291	10.11	Kroger, Homegoods, Dick's House of Sport, Five Below
Greentree Shopping Center	Chesapeake, VA	2014	15,719	87.0 %	86.6 %	329,160	24.17	Walmart Neighborhood Market (S)
Hanbury Village	Chesapeake, VA	2009	98,638	100.0 %	100.0 %	2,093,674	21.23	Harris Teeter, Petco
Lexington Square	Lexington, SC	2017	85,440	100.0 %	93.0 %	1,955,900	22.89	Lowes Foods, Sola Salon, Hollywood Feed
North Pointe Center(3)	Durham, NC	2009	226,083	97.0 %	96.8 %	2,969,107	13.57	Costco (S), Home Depot (S), Harris Teeter, Ross, Burlington, PetSmart, Shoe Station, Dollar Tree
Parkway Centre	Moultrie, GA	2017	61,200	100.0 %	100.0 %	873,771	14.28	Publix, Petsense, Surchero's
Parkway Marketplace	Virginia Beach, VA	1998	37,804	93.0 %	90.4 %	712,113	20.29	Food Lion (S), O'Reilly Auto Parts
Perry Hall Marketplace	Perry Hall, MD	2001	74,251	100.0 %	100.0 %	1,193,161	16.07	Safeway
Sandbridge Commons	Virginia Beach, VA	2015	69,417	100.0 %	100.0 %	968,295	13.95	Harris Teeter
Tyre Neck Harris Teeter(2)	Portsmouth, VA	2011	48,859	100.0 %	100.0 %	559,948	11.46	Harris Teeter
Southeast Sunbelt								
North Hampton Market	Taylors, SC	2004	114,954	99.0 %	96.2 %	1,642,454	$14.46	Target (S), Hobby Lobby, PetSmart, Dollar Tree
One City Center Retail	Durham, NC	2019	22,679	56.0 %	55.7 %	437,111	34.62	Bulldega Urban Market
Overlook Village	Asheville, NC	1990	151,365	97.0 %	96.7 %	2,331,331	15.93	T.J. Maxx | Homegoods, Ross, Burlington, Boot Barn, Five Below, Shoe Carnival
Patterson Place	Durham, NC	2004	159,842	97.0 %	92.6 %	2,654,991	17.10	Home Depot (S), Kohl's (S), Total Wine, Bob's Discount Furniture, DSW, Boot Barn, PetSmart
Providence Plaza Retail	Charlotte, NC	2008	49,447	99.0 %	98.7 %	1,584,328	32.45	Chipotle, Orange Theory, Mezzanotte, Aqua-Tots
South Square	Durham, NC	2005	109,590	98.0 %	98.1 %	2,055,587	19.12	Target (S), Sam's Club (S), Ross, Petco, Office Depot
The Interlock Retail(2)(3)	Atlanta, GA	2021	108,379	93.0 %	76.9 %	5,408,361	53.44	Puttshack, F1 Arcade, The Gathering Spot
Wendover Village	Greensboro, NC	2004	176,997	98.0 %	97.6 %	3,590,622	20.78	Costco (S), T.J. Maxx, Golf Galaxy, Petco, Five Below, Beautista, Rooms to Go Kids

(1) The Company does not have 100% ownership of the property.
(2) The Company leases all or a portion of the land underlying this property pursuant to a ground lease.
(3) Leased and economic occupancy for these properties exclude seasonal leases.
(4) The Company is entitled to a preferred return on its investment in this property.
(S) Shadow anchor located adjacent to the property, but is not part of the owned property.

34

As of June 30, 2026

Property Portfolio, Cont.

Retail Properties - Stabilized	Location	Year Built/Redeveloped	Net Rentable SF	Leased Occupancy	Economic Occupancy	ABR	ABR per Occupied SF	Major Tenant(s)
Mid-Atlantic								
Dimmock Square	Colonial Heights, VA	1998	106,166	100.0 %	100.0 %	$1,981,013	$18.66	Target (S), Sam's Club (S), Best Buy, Old Navy, Five Below, pOpshelf, Shoe Carnival
Harrisonburg Regal	Harrisonburg, VA	1999	49,000	100.0 %	100.0 %	753,620	15.38	Regal Cinemas
Marketplace at Hilltop[1]	Virginia Beach, VA	2001	116,953	97.0 %	87.2 %	2,897,570	25.47	Total Wine, Michaels, Panera, Chick-fil-A
Red Mill Commons & Walk	Virginia Beach, VA	2005	373,808	96.0 %	94.6 %	7,309,877	20.35	Target (S), Walmart (S), Home Depot (S), T.J. Maxx, Homegoods, Five Below, Michaels, Petco, Dollar Tree, Walgreens
Southgate Square[4]	Colonial Heights, VA	2016	260,131	85.0 %	84.6 %	3,544,504	16.10	Walmart (S), Burlington, PetSmart, Michaels, Staples, 7 Brew
Southshore Shops	Midlothian, VA	2006	40,307	89.0 %	89.1 %	827,809	23.04	Buffalo Wild Wings
Stabilized Retail Total			**3,839,645**	**95.1 %**	**90.9 %**	**$74,938,748**	**$20.52**	

Office Properties- Stabilized	Location	Year Built/Redeveloped	Net Rentable SF	Leased Occupancy	Economic Occupancy	ABR	ABR per Occupied SF	Major Tenant(s)
Town Center of Virginia Beach								
222 Central Park Office	Virginia Beach, VA	2002	295,988	100.0 %	89.7 %	$9,580,055	$32.37	Troutman Pepper, Williams Mullen, Trader Interactive, Morgan Stanley, KPMG, Hourigan, Old Dominion University, Pender & Coward, Cherry Bekaert, Mass Mutual, Mason & Hanger, Strayer University
249 Central Park Office	Virginia Beach, VA	2004	57,295	100.0 %	100.0 %	$1,517,757	$26.49	Gather, HDR
4525 Main Street Office	Virginia Beach, VA	2014	208,760	100.0 %	95.6 %	6,938,324	33.24	Clark Nexsen, Mythics, Kimley-Horn, City of Virginia Beach
4605 Columbus Office[2]	Virginia Beach, VA	2002	19,335	100.0 %	100.0 %	537,706	27.81	AH Realty Trust
One Columbus	Virginia Beach, VA	1984	129,066	96.0 %	85.7 %	3,539,625	28.57	Atlantic Union Bank, Northwestern Mutual, HBA, Movement Mortgage
Two Columbus Office	Virginia Beach, VA	2009	93,585	98.0 %	92.6 %	2,588,151	28.31	VHB, Hazen & Sawyer, Insight Global
Harbor Point - Baltimore Waterfront								
Constellation Office[3]	Baltimore, MD	2016	444,600	100.0 %	100.0 %	$15,947,194	$35.87	Constellation Energy Generation
Thames Street Wharf	Baltimore, MD	2010	263,426	99.0 %	98.8 %	8,362,133	32.13	Morgan Stanley
Wills Wharf[1]	Baltimore, MD	2020	326,895	93.0 %	82.1 %	9,636,876	31.83	Franklin Templeton, Morgan Stanley, Transamerica, Stifel, EY, RBC, Bright Horizons, Canopy by Hilton
Southeast Sunbelt								
One City Center Office	Durham, NC	2019	128,920	71.0 %	71.0 %	2,871,984	$31.36	Duke University, WeWork
Providence Plaza Office	Charlotte, NC	2008	53,671	100.0 %	100.0 %	1,694,093	31.56	Choate Construction, Cranfill Sumner
The Interlock Office[1]	Atlanta, GA	2021	197,755	98.0 %	75.1 %	8,129,715	42.14	Georgia Tech, Pindrop, The Gathering Spot, Stream, Directional Capital, Innovien Solutions, Alloy, The Honey Pot
Mid-Atlantic								
Brooks Crossing Office	Newport News, VA	2019	98,061	100.0 %	100.0 %	$2,083,863	$21.25	Huntington Ingalls Industries, City of Newport News
Stabilized Office Total			**2,317,357**	**96.7 %**	**90.5 %**	**$73,427,476**	**$32.77**	

(1) The Company leases all or a portion of the land underlying this property pursuant to a ground lease.
(2) At this property, the Company occupies 19,335 square feet at an ABR of $0.5M, or $27.81 per leased square foot, which is reflected in this table. The rent paid by the Company is eliminated in accordance with GAAP in the consolidated financial statements.
(3) The Company does not have 100% ownership of the property.
(4) Leased and economic occupancy for these properties exclude seasonal leases.

(S) Shadow anchor located adjacent to the property, but is not part of the owned property.

35

36 As of June 30, 2026 Property Portfolio, Cont. Unstabilized Location Ownership % Year Built / Redeveloped Net Rentable SF Leased Occupancy Economic Occupancy ABR ABR per Occupied SF Southeast Sunbelt Southern Post Retail Roswell, GA 100% 2024 42,016 93.0% 79.9% $1,565,204 $39.92 Southern Post Office Roswell, GA 100% 2024 94,421 96.0% 44.9% 2,862,743 31.70 Unstabilized Total 136,437 94.9% 57.5% $4,427,947 $34.19 Equity Method Investments Location Ownership % Year Built/Redeveloped Net Rentable SF Leased Occupancy Economic Occupancy ABR(1) ABR per Occupied SF Harbor Point - Baltimore Waterfront T. Rowe Price Baltimore, MD 50% 2025 553,000 100.0% 100.0% $8,088,418 $14.63 Parcel 3 Retail Baltimore, MD 50% 2025 20,200 15.0% 0.0% 132,675 43.50 Equity Method Investments Total 573,200 97.0% 98.4% $8,221,093 $14.78 (1) Represents the Company’s 50% share of ABR.